EXHIBIT 10(t)

BANCORPSOUTH, INC. LONG-TERM EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into effective as of the 27th day of November, 2012 (the “Grant Date”), by and between BancorpSouth, Inc. (the “Company”) and James D. Rollins III (the “Participant”), in connection with an award of Restricted Stock under the BancorpSouth, Inc. Long-Term Equity Incentive Plan, as amended (the “Plan”).
The Company established the Plan to provide a performance incentive and to encourage ownership of the Company’s common stock by its officers, employees and other persons providing services to the Company or its Affiliates. The Participant is an officer of the Company or an Affiliate and the Executive Compensation and Stock Option Committee (the “Committee”) has taken action to award the Participant Restricted Stock, subject to the terms and conditions set forth in this Agreement and in the Plan.
The Participant has entered into an “Executive Employment Agreement” and a “Change in Control Agreement” with the Company on even date herewith (together, the “Executive Agreements”). This Award is granted in fulfillment of the Company’s covenant to award Restricted Stock described in Section 3 of Exhibit A to the Executive Employment Agreement. In consideration of the foregoing, the parties have entered into this Agreement to govern the terms of the Award of Restricted Stock:

1.           Award of Restricted Stock. Subject to the terms and conditions set forth herein, the Participant is hereby granted 88,232 shares of Restricted Stock, subject to adjustment as provided in Article VIII of the Plan.

2.           Vesting of Restricted Stock. The terms of this Paragraph control the terms of vesting of this Award, notwithstanding anything to the contrary in Section 8.3 of the Plan. Except as described in this Paragraph 2, all unvested shares will be forfeited in the event of the Participant’s termination of employment with the Company or an Affiliate.

(a)           The Participant will become fully vested in this Award on January 1, 2015, provided that the Participant is continuously employed by the Company or an Affiliate from the Grant Date until and through January 1, 2015.
(b)           Notwithstanding subparagraph (a) above:
(i)           The Participant shall become fully vested in this Award upon termination of the Participant’s employment with the Company or an Affiliate due to death or disability (as defined in section 22(e)(3) of the Code).
(ii)           If the Participant’s employment with the Company or an Affiliate is terminated by the Company without Cause or the Participant resigns for Good Reason, as such terms are defined in the Executive Agreements, the Participant shall be fully vested in this Award.
(iii)           the Participant shall become fully vested in this Award upon a termination of employment that occurs within twelve (12) months following a Change in Control, unless such termination is by the Company or an Affiliate for “Cause” or due to resignation by the Participant that is not for “Good Reason” (as such terms are defined in the Executive Agreements).
(c)           Upon vesting, shares of Restricted Stock held by the Participant shall be treated as Stock that is no longer subject to a risk of forfeiture.

  3.           Tax Withholding. At any time that the Participant would recognize income under this Award that would result in an obligation to withhold taxes by the Company or the employing Affiliate, the Company or the employing Affiliate will withhold a number of shares of Stock with an aggregate Fair Market Value sufficient to satisfy all applicable taxes that required to be withheld by the Company or Affiliate, unless the Participant makes alternative arrangements satisfactory to the Company for such withholdings in advance. In addition, the Company or the employing Affiliate may retain without notice from salary or other amounts payable to the Participant, an amount of cash necessary to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of shares.

4.           Transfer of Award. Except for transfers pursuant to a will or the laws of descent and distribution, this Award and shares of Stock covered hereby are not transferable, and the Participant may not make any disposition of the Award or the shares of Stock described herein, or any interest herein, prior to the date that such shares have become vested in accordance with Paragraph 2. Upon the Participant’s death, any unvested shares of Restricted Stock that become vested on the Participant’s death will be transferred to the executor or administrator of the estate of the Participant. As used herein, “disposition” means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and whether during the Participant’s lifetime or upon or after the Participant’s death, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy, or attachment, except a transfer by will or by the laws of descent or distribution. Any attempted disposition in violation of this Paragraph is void.

5.           Status of Participant.  Except for the restrictions described in this Agreement, the Participant shall be deemed a stockholder of the Company with respect to shares of Restricted Stock and shall be entitled to receive dividends and exercise voting rights with respect thereto. In the event the Company effects a recapitalization, stock split, or stock dividend, the shares of Stock received by the Participant with respect to Restricted Stock shall be subject to identical restrictions and shall be subject to the terms of this Agreement and the Plan. The Company is not required to issue shares of Restricted Stock until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Stock may then be listed. Prior to vesting of shares described in Paragraph 2, unvested shares of Restricted Stock shall be recorded by the Company in book form or otherwise retained in the custody of the Company.

6.           No Effect on Employment.  Nothing in this Agreement, including but not limited to this Paragraph 3, shall give the Participant the right to continue in the employment of the Company or any Affiliate or affect the rights of the Company or an Affiliate to terminate the employment of the Participant, including rights specified under the Executive Agreements.

7.           No Effect on Capital Structure. This Award shall not affect the right of the Company  or any Affiliate to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

8.           Committee Authority. The full discretionary authority delegated to the Committee under the terms of the Plan, including Article III, includes the authority to (i) determine any question concerning the interpretation of this Agreement, (ii) make any required adjustments to this Award, and (iii) determine if the conditions stated in the Plan and Agreement have occurred with respect to this Award. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan and any controversy that may arise under the Plan or this Agreement shall be determined by the Committee in its sole discretion. Such decision by the Committee shall be final and binding.
9.           Plan Controls. The terms of this Agreement are governed by the terms of the Plan, as the Plan is amended from time to time, except as otherwise specified herein. A copy of the Plan, and all amendments thereto, has been delivered or made available to the Participant and shall be deemed a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of the Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  For purposes of this Agreement, the defined terms in the Plan shall have the same meaning in this Agreement, except for terms otherwise defined in this Agreement. The terms “Article” or “Section” generally refer to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Agreement.

10.           Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by the Company. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date that it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. The Company or Participant may change, by written notice to the other, the address specified for receiving notices. Notices delivered to the Company shall be addressed as follows:

BancorpSouth, Inc.
Attn: Cathy S. Freeman
One Mississippi Plaza
201 South Spring Street
Tupelo, MS  38804

Notices to the Participant shall be hand-delivered to the Participant or mailed to the last address shown on the records of the Company.

11.           Amendment. The Company, acting through the Committee, may amend this Agreement at any time for any purpose determined by the Company in its sole discretion that is consistent with the Plan. The Company may not amend this Agreement, however, without the Participant’s express agreement to any amendment that would adversely affect the material rights of the Participant.
12.           Merger or Consolidation of the Company. Notwithstanding the provisions of Section 8.3 of the Plan and Paragraph 2 hereof, upon a merger, consolidation, or other combination involving the Company and in which the Company is not the surviving corporation, the Board of the Company and the board of directors of the surviving corporation, when applicable, shall agree to convert this Award into an award with regard to the common stock of such surviving corporation, subject to the terms and conditions substantially identical to the terms and conditions set forth in this Agreement, in order that the rights of the Participant hereunder shall be preserved.

13.           Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14.           Assignment. This Agreement may be assigned by the Company and shall inure to the benefit of and be enforceable by any assignee or successor thereof. This Agreement may not be assigned by the Participant.

15.           Governing Law. Except as is otherwise provided in the Plan, where applicable, the provisions of this Agreement shall be governed by the internal laws of the State of Mississippi, without regard to the principles of conflicts of laws thereof.
16.           Counterparts.  This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Participant has set his hand hereto on this the 27th day of November, 2012, to be effective as of the date first written above.

PARTICIPANT                                                                BANCORPSOUTH, INC.

 /s/ James D. Rollins III                         By:            /s/ Cathy S. Freeman
James D. Rollins III
Title:           EVP & Corporate Secretary